Exhibit 99.1

TransDigm Group Declares a Special Cash Dividend of $24.00 Per Share and Announces Successful Completion of Incremental Term Loan

Cleveland, Ohio, October 14, 2016/PRNewswire / -- TransDigm Group Incorporated (“TransDigm Group”) (NYSE: TDG) announced today that its board of directors has authorized and declared a special cash dividend of $24.00 on each outstanding share of common stock and cash dividend equivalent payments under options granted under its stock option plans. The record date for the special dividend is October 24, 2016, and the payment date for the dividend is November 1, 2016.

TransDigm Group also announced today that it received the funding of the previously announced incremental term loans. TransDigm Group incurred $650 million of incremental term loans on October 14, 2016 and expects to incur an additional $500 million of delayed draw incremental term loans, the proceeds of which will be used to repurchase its 7.50% Senior Subordinated Notes due 2021 in connection with the previously announced tender offer.

W. Nicholas Howley, TransDigm Group’s Chairman, President and Chief Executive Officer, stated,
“Our regularly stated goal is to give our shareholders returns similar to well performing private equity funds while providing the liquidity of a public market.  This special dividend is part of our ongoing efforts to actively manage our balance sheet as part of our program to meet that goal.  We believe the credit market conditions continue to be favorable and provide us with the opportunity to accelerate returns to shareholders, reduce our overall average interest rate and extend maturities. The combination of current cash on hand, undrawn revolver, additional capacity under our credit agreement, and our typically strong quarterly cash generation should allow us adequate financial flexibility to meet the likely range of currently anticipated operating and acquisition needs.”

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties that could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the conditions of the debt markets; interest rate changes; TransDigm Group’s compliance with its debt covenants; local, regional, national and international economic and industry conditions; TransDigm Group’s capital needs for acquisitions; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and

Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update any forward-looking statements contained in this press release.

About TransDigm

TransDigm Group Incorporated, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

Contact:
Liza Sabol
Investor Relations
(216) 706-2945
ir@transdigm.com